Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 33-23201) pertaining to the Unifi, Inc. 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 33-53799) pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan,

(3)	Registration Statement (Form S-8 No. 333-35001) pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan,

(4)	Registration Statement (Form S-8 No. 333-43158) pertaining to the Unifi, Inc. 1999 Long-Term Incentive Plan,

(5)	Registration Statement (Form S-3 No. 333-140580) pertaining to the resale of 8,333,333 shares of Unifi, Inc. common stock, and

(6)	Registration Statement (Form S-8 No. 333-156090) pertaining to the Unifi, Inc. 2008 Long-Term Incentive Plan;
of our reports dated September 10, 2010, with respect to the consolidated financial statements and schedule of Unifi, Inc. and the effectiveness of internal control over financial reporting of Unifi, Inc. included in this Annual Report (Form 10-K) for the year ended June 27, 2010.
/s/ Ernst & Young LLP
Greensboro, North Carolina
September 10, 2010